Exhibit 23.3


                           Larry O'Donnell, CPA, P.C.

Telephone (303)745-4545                                 2228 South Fraser Street
                                                                          Unit 1
                                                          Aurora, Colorado 80014



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Amazon Biotech, Inc., and in any related Prospectus, of my auditor's report dated April 19, 2004 accompanying the financial statements of Amazon Biotech, Inc. included in their annual report on Form 10KSBfor the year ended January 31, 2004.



/S/ LARRY O'DONNELL, CPA, P.C.
------------------------------

June 28, 2004